Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of AG Mortgage Investment Trust, Inc. of our report dated April 4, 2011, except for Note 4, as to which the date is April 15, 2011, relating to the balance sheet of AG Mortgage Investment Trust, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 21, 2011